Exhibit 10.2

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (hereafter “Agreement”) is made and entered into as of the Effective Date (defined below), by and between ARE-SEATTLE NO. 17, LLC, a Delaware limited liability company (“Landlord”) and KINETA, INC., a Washington corporation (“Tenant” or “Kineta”). Landlord and Tenant may be referred herein as a “Party”, or collectively as the “Parties”.

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement dated November 19, 2010, as amended by that certain First Amendment to Lease dated as of August 12, 2011, as further amended by that certain Second Amendment to Lease dated as of August 28, 2012, as further amended by that certain Third Amendment to Lease dated as of February 28, 2013, as further amended by that certain Fourth Amendment to Lease dated as June 28, 2016, as further amended by that certain Fifth Amendment to Lease dated as of June 30, 2020 (collectively, the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord property situated at 219 Terry Avenue North, Seattle, King County, Washington (the “Premises”).
B.
The Lease expired on July 31, 2024, and Tenant has vacated the Premises.
C.
Tenant’s agreed-upon outstanding monetary obligation under the Lease as of August 7, 2024 is $679,210.42 (the “Outstanding Debt”), which represents missed payments of Rent (as defined in Section 5 of the Lease) and is inclusive of all interest and late fees associated with such missed payments.
D.
The Security Deposit under the Lease equals $70,000.00 (the “Security Deposit”), which is in the form of a Standby Letter of Credit (“LOC”).
E.
Tenant is under contract with a third-party biotech entity named TuHURA Biosciences, Inc. (“TuHura”) and intends to sell to TuHura certain intellectual property related to Kineta’s business, after which Tenant will be able to satisfy the Outstanding Debt.
F.
Landlord agrees to delay commencement of any legal proceedings against Tenant related to the Outstanding Debt on the condition that Tenant satisfies certain Payment Milestones as set forth in this Agreement.
G.
Tenant agrees that it will execute a Confession of Judgment related to the Outstanding Debt, which Landlord agrees to hold in escrow and not file provided that Tenant satisfies the Payment Milestones.

Now, THEREFORE, in consideration of the mutual covenants and conditions stated herein, including the Recitals, which Recitals are hereby incorporated as terms of this Agreement, Landlord and Tenant agree as follows:

1.
Payment. Tenant agrees to pay Landlord and satisfy the Outstanding Debt as follows: (i) Landlord’s application of the Security Deposit via draw down of the LOC, (ii) payment to Landlord of $85,000.00 (the “First Payment”) no later than five (5) business days after the

Effective Date, and (iii) payment of the Outstanding Debt balance of $524,210.42 (the “Second Payment”) no later than February 1, 2025 (collectively (ii) and (iii) are the “Payment Milestones”). In order to satisfy the Payment Milestones, Landlord must have received each of the First Payment and Second Payment on before the dates set forth in this Section 2. Payments shall be made by wiring funds in accordance with the wire instructions provided in the Lease. For the avoidance of doubt, Landlord is not required to provide notice or send any invoices to Tenant regarding the First Payment or Second Payment.
2.
Confession of Judgment. As consideration for Landlord’s agreement to delay collection of the Outstanding Debt and to not assess additional interest and late fees with respect to the Outstanding Debt, Tenant agrees that concurrently with the execution of this Agreement, Tenant shall execute in favor of Landlord a Confession of Judgment (the “Confession”), in the form attached hereto as Exhibit A. As consideration for Tenant’s agreement to execute the Confession, Landlord agrees not to file any lawsuit or other legal action against Tenant related to the Outstanding Debt, or to otherwise cause the Confession to be entered into any legal action or proceeding unless Tenant fails to satisfy the Payment Milestones.
3.
Release. For and in consideration of the provisions of this Agreement, upon the receipt by Landlord of the Payment Milestones, Landlord hereby fully discharges and forever releases Tenant and all of its representatives, heirs, successors, assigns, agents, attorneys, insurers, affiliates, trustees, and beneficiaries from any claim, cause of action, or judgment, legal or equitable, in contract or tort, direct or indirect, presently asserted or not, known or unknown, from the beginning of time to the date of this Agreement related to Tenant’s monetary obligations under the Lease (collectively, “Monetary Claims”); provided that, for the avoidance of doubt, the foregoing release will not discharge Tenant from non-Monetary Claims where such claims are expressly set forth in the Lease to survive expiration or termination of the Lease.
4.
No Further Admission of Liability. Except as it relates to the matters contemplated in this Agreement, no action by any Party is to be construed as an admission of liability by that Party or an admission against the interest of any Party as it relates to such Parties rights or obligations under the Lease.
5.
Failure to Perform. In the event that Tenant fails to satisfy the Payment Milestones as required herein, it is agreed and understood by Tenant that Landlord intends to immediately commence legal proceedings against Tenant with respect to the Outstanding Debt (or any unpaid portion thereof), and that concurrent with the commencement of such legal proceedings, Landlord will file the Confession, which amount will include, as determined by Landlord, any (i) unpaid portion of the Outstanding Debt, (ii) accrued interest, late fees, or other monetary amounts related to the Outstanding Debt or Tenant’s obligations under the Lease accruing after August 7, 2024, and (iii) reasonable and documented attorney’s fees related to the enforcement of the Settlement Agreement and Confession of Judgement, such amount not to exceed $25,000.00.
6.
Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, assigns, legal representatives, and successors.
7.
Interpretation and Fair Construction. This Agreement has been reviewed and approved by each of the parties and their attorneys. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against any Party.
8.
Validity. In case any term of this Agreement shall be invalid, illegal, or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.
9.
Waiver of Breach. The failure of any Party hereto to insist upon strict performance of this Agreement, or to exercise any option or right herein conferred, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenant or agreement, but the same shall be and remain in full force and effect.
10.
Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington. Venue for any action to enforce this Agreement shall lie in King County, Washington.
11.
Costs and Attorneys’ Fees. Should any Party initiate legal action to enforce this Agreement, the prevailing Party shall be awarded their attorneys’ fees, costs and witness fees, including fees and costs incurred in any bankruptcy, appeal and/or post-judgment collection efforts.
12.
Counterparts and Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one instrument. This Agreement may be executed by original signature, and/or signature originally signed by hand but transmitted via email (e.g., by scanned PDF) or facsimile, and by electronic signature technology (e.g. DocuSign), which signature shall be considered as valid and binding as an original signature and delivery of such executed counterpart signature page by electronic signature technology, facsimile or email shall be as effective as executing and delivering this Agreement in the presence of the other Parties to this Agreement. The Parties hereby waive any defenses to the enforcement of the terms of this Agreement based on such electronic, faxed or emailed signatures.
13.
Final Agreement. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Parties hereto, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

[END OF AGREEMENT – SIGNATURES TO FOLLOW ON NEXT PAGE]

This Agreement is executed by the Parties below, to be effective as of the later of the below dates (the “Effective Date”).

LANDLORD:

ARE-SEATTLE NO. 17, LLC

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

A Delaware limited partnership, managing partner

By: ARE-QRS Corp.,

a Maryland corporation, general partner

By: /s/ William Barrett

Name: William Barrett

Its: Vice President, Real Estate Legal Affairs

Date: September 13, 2024

TENANT:

KINETA, INC.

By: /s/ Craig W. Philips

Name: Craig W. Philips

Its: President

Date: September 13, 2024